SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 13, 2003



                   CE Casecnan Water and Energy Company, Inc.

             (Exact name of registrant as specified in its charter)




         Philippines                1-12995              Not Applicable
         --------------------------------------------------------------
   (State or other jurisdiction   (Commission           (IRS Employer of
         incorporation)           File Number)         Identification No.)




24th Floor, 6750 Building, Ayala Avenue, Makati,
       Metro Manila Philippines                         Not Applicable
   (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code: (632) 892-0276

                                       N/A
         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS.

CE Casecnan Water and Energy Company, Inc. ("CE Casecnan") reported that on June 12, 2003, it received payment of $7.2 million of its $10.8 million monthly invoice which was due on May 28, 2003. The unpaid balance of the invoiced amount, $3.6 million, relates to the tax compensation portion of the water delivery fee. CE Casecnan had reported last week that the National Irrigation Administration of the Philippines ("NIA") had not paid any of the monthly invoice that was due on May 28, 2003. As previously disclosed, the tax compensation portion of each monthly invoice has been withheld by NIA since the Casecnan project commenced commercial operations and that portion of each invoice is at issue in an International Chamber of Commerce arbitration commenced by CE Casecnan in August 2002.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      CE Casecnan Water and Energy Company, Inc.



Date:  June 13, 2003                   By: /s/  Paul J. Leighton
                                               ---------------------
                                               Paul J. Leighton
                                               Assistant Secretary